EXHIBIT 16


                                        1700 City Center Tower II
                                        301 Commerce Street
                                        Fort Worth, TX 76102

               PRICE WATERHOUSE LLP



March 21, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Amendment No. 1 to Pier 1 Imports, Inc.'s Form 8-K dated March 1, 1996 and are in agreement with the statements contained in the first five paragraphs therein.

Yours very truly,

/s/ Price Waterhouse LLP